UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): March 13, 2003
                                                  --------------




                        BNP Residential Properties, Inc.
             (Exact name of registrant as specified in its charter)



Maryland                              1-9496                56-1574675
--------                              ------                ----------
(State of incorporation)     (Commission File Number)      (IRS Employer
                                                          Identification No.)



             301 S. College Street, Suite 3850, Charlotte, NC 28202
               (Address or principal executive offices, Zip Code)


Registrant's telephone number  704/944-0100
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Prep 3/21/03                                        Total number of pages: 2


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Item 5.  Other Events

ACQUISITION OF THE PLACE APARTMENTS, GREENVILLE, SOUTH CAROLINA

         Effective March 13, 2003, BNP Residential Properties acquired The Place Apartments in Greenville, South Carolina. We acquired this community from The Place Associates, a private investor group, for a contract price of $5.6 million, paid in cash.

         The property contains 144 one- and two-bedroom apartment homes. The 10.25-acre site includes a swimming pool and tennis court.

         We funded this acquisition by the placement of a $4.56 million first deed of trust loan from Lend Lease Mortgage Capital, LP, and draws on our existing line of credit.

         BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. Following this acquisition, BNP now owns and operates 19 apartment communities containing 4,571 apartments and provides third-party management services for 12 multi-family communities containing 3,727 units. In addition to the apartment properties, the Company owns 41 restaurant properties that we lease on a triple-net basis to a restaurant operator. We currently operate in the states of North Carolina, South Carolina and Virginia.

         BNP Residential Properties, Inc. is structured as an UPREIT or umbrella partnership real estate investment trust. The Company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of the Company's operations are conducted through the operating partnership.



                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BNP Residential Properties, Inc.
                                   (Registrant)



March 21, 2003                     by:   /s/ Pamela B. Bruno
                                      -------------------------------------
                                   Pamela B. Bruno
                                   Vice President, Controller and
                                   Chief Accounting Officer